Exhibit 10.1(a)

FIRST AMENDMENT TO AMENDED AND RESTATED

PROGRAM MANAGEMENT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED PROGRAM MANAGEMENT AGREEMENT (“First Amendment”) dated as June 30, 2020 is made by and between The Bank of Missouri a Missouri, state-chartered bank, having its principal location in Perryville, MO (“Bank”), and Atlanticus Services Corporation (“Program Manager”), a Georgia corporation, having its principal location in Atlanta, Georgia.

WHEREAS, Bank and Program Manager are parties to the Amended and Restated Program Management Agreement (the “Agreement”) dated as of April 1, 2020, and mutually desire to amend it as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, Bank and Program Manager agree as follows:

1.	Amendment to Representation of Bank Classification

Section 8 (a) (2) shall be deleted in its entirety and replaced with:

“Bank is a FDIC insured, Missouri state-chartered, non-member bank that accepts insured deposits from affiliated and non-affiliated companies, and is a federally insured state-chartered depository institution for the purposes of section 521 of the Depository Institutions Deregulation and Monetary Control Act of 1980, 12 U.S.C. § 1831(d);”

2.	Miscellaneous

a. Effect of Amendment. This First Amendment is hereby incorporated into and made a part of the Agreement. Except as amended by this First Amendment, all of the terms of the Agreement shall remain in full force and effect.

b. Headings and Defined Terms. Captions and headings used in this First Amendment are for convenience only and are not to be deemed to amend the Agreement. Defined terms shall have the meaning specified herein, or, if not so specified, the meaning ascribed to them in the Agreement.

c. Governing Law. This First Amendment shall be interpreted and construed in accordance with the laws of the State of Missouri, without giving effect to the rules, policies or principles thereof with respect to conflicts of laws.

d. Counterparts. This First Amendment may be executed and delivered in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the date indicated above.

[SIGNATURES ON FOLLOWING PAGE]

THE BANK OF MISSOURI

By:     /s/ Martha Rollet

Name:     Martha Rollet

Title:     Chief Operations Officer

Date:     June 30, 2020

ATLANTICUS SERVICES CORPORATION

By:     /s/ Rosalind T. Drakeford

Name:     Rosalind T. Drakeford

Title:     Secretary

Date:     June 30, 2020

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